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                                                                   Exhibit 10.20

                                PROMISSORY NOTE

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Borrower:  Stephen M. Tennis                       Lender:  Verilink Corporation
           199 Hillside Avenue                              145 Baytech Drive
           Menlo Park, CA 94025                             San Jose, CA 95134
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Principal Amount: $50,000.00   Interest Rate: 7.5%   Date of Note: June 30, 1994


FOR VALUE RECEIVED, Stephen M. Tennis ("Borrower") promises to pay Verilink Corporation ("Verilink"), or order, in lawful money of the United States of America, the principal amount of Fifty Thousand Dollars and No Cents ($50,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance from the above date until repayment of the principal and interest.

Payment is due in full on demand of Verilink. In addition to payment of principal, Borrower also agrees to pay interest on the aggregate unpaid principal at a rate equal to Seven and One-Half Percent (7.5%) per annum. Borrower may prepay all or any part of the amount due hereunder without penalty.

If any costs, expenses, and attorney's fees are paid or incurred, or adjudged by a court in any action to enforce payment of this Note or any part of it, then the prevailing party shall recover from the other party such costs, expenses and attorney's fees.

Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice on nonpayment, any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

This Note shall be deemed to be made under and shall be construed in accordance with, and governed by, the laws of the State of California.


                              Borrower:


                              /s/ STEPHEN M. TENNIS
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                              Stephen M. Tennis